AMENDED AND RESTATED AGREEMENT
                                       and
                             PLAN OF REORGANIZATION

         This AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANI ZATION, effective the 22nd day of March, 1997 (the "Effective Date"), by and between Messrs. Robert Stahura ("Mr. Stahura") and Steven Thorne ("Mr. Thorne") (each, a "Shareholder" and collectively, the "Shareholders"), and FORTUNE FINANCIAL SYSTEMS, INC., a Delaware corporation ("FFS"),

                                   WITNESSETH:

         WHEREAS each of the Shareholders owns the number of shares of common stock of Professional Marketing, Inc. (the "Company") set forth opposite his name in Schedule 1 to this Agreement, which collectively constitute more than 80% of the issued and outstanding shares of the Company (collectively, the "Company Shares"); and

         WHEREAS FFS holds at least one million (1,00,000) shares of common voting stock of FFS, which shares will constitute approximately five and one-half percent (5.5%) of the issued and outstanding voting shares of FFS after consummation of the transaction described herein; and

         WHEREAS FFS wishes to acquire, and the Shareholders wish to transfer to FFS, all of the issued and outstanding Company Shares in exchange for One Million (1,000,000) shares of common voting stock of FFS (the "FFS Shares") in a transaction intended to qualify as a reorganization within the meaning of Internal Revenue Code Section 368(a)(1)(B), as amended;

         NOW, THEREFORE, the Parties agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

         The following terms, as used herein, have the following meanings:

         "Closing" means the consummation of the transactions contemplated herein, as described herein. The Closing shall be deemed to have occurred March 22, 1997.

         "Material Adverse Effect" means a material adverse effect on the business (including the continued conduct or the operation thereof in substantially the manner currently conducted), assets, liabilities, financial condition or results of operations.

                                                    Professional Marketing, Inc.
                                                  Amended and Restated Agreement
                                                      and Plan of Reorganization
                                                                          page 1


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         "Party" means each of FFS and each of the Shareholders.


                                    ARTICLE 2
                        TRANSFER AND ASSIGNMENT OF SHARES

         2.1 Statement of Intent. Effective March 22, 1997, the Parties entered into that certain agreement between and among them (the "March 22 Agreement"), pursuant to which the Shareholders agreed to transfer and assign to FFS all of the Company Shares, and FFS agreed to transfer and assign to the Shareholders all of the FFS Shares. It is the intention of the Parties, under the terms of this Agreement, to amend and re-state the general agreements set forth in the March 22 Agreement and consummate the transaction described therein, effective March 22, 1997. To the extent that any of the terms of this Agreement are inconsistent with the terms of the March 22 Agreement, the terms of this Agreement shall govern.

         2.2 Assignment and Transfer of Company Shares. Subject to the terms of this Agree ment, the Shareholders agree to transfer and assign the Company Shares to FFS. The Shareholders shall deliver to FFS a certificate or certificates evidencing the Company Shares owned by the Shareholders, in a form ready for transfer and duly endorsed to FFS. From time to time, FFS and each of the Shareholders shall execute and deliver such other documents and instruments, and take such other actions, as the other Parties may reasonably request, in order more fully to vest in each of the Parties and perfect its title to all right, title and interest in and to the Company Shares, in the case of FFS and the FFS Shares, in the case of each of the Shareholders.

         2.3 Assignment and Transfer of FFS Shares. Subject to the following conditions and in accordance with the following schedule, FFS agrees to transfer and assign to the Shareholders, One Million Thousand (1,000,000) FFS Shares in the aggregate, which shall be duly assigned and transferred to the Shareholders as follows:

         (a) As of the Effective Date, FFS shall (i) deliver to the Shareholders two stock certificates, each such certificate representing Two Hundred Fifty Thousand (250,000) shares of FFS's common stock and issued in the name of each of the Shareholders, respectively (which shares, together with other shares to be transferred and delivered to other shareholders contemporaneously with such delivery to the Shareholders, constitute more than fifty percent of the FFS Shares to be transferred and delivered by FFS in connection with the reorganization contemplated in this Agreement); and (ii) deliver to a mutually acceptable escrow agent two additional stock certificates, each representing Two Hundred Fifty Thousand (250,000) shares of FFS's common stock ("Escrow Shares"), for the benefit of the Shareholders.

         (b) On the first  day on which the  Company  achieves  aggregate  gross


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                                                      and Plan of Reorganization
                                                                          page 2


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sales during any  consecutive  fifteen months during the period  beginning March
22, 1997 to and including December 31, 1998, equal to or more than Fifteen Million Dollars ($15,000,000), then FFS shall cause the escrow agent to deliver to each of the Shareholders one stock certificate, representing Two Hundred Fifty Thousand (250,000) shares of FFS's common stock and issued in the name of such Shareholder. If aggregate gross sales during any such fifteen-month period do not equal or exceed Fifteen Million Dollars, then FFS shall cause the escrow agent to instruct the transfer agent for FFS to (i) deliver to each of the Shareholders a stock certificate representing a number of FFS Shares bearing the same proportion to 250,000 that the highest gross sales of the Company during any such fifteen-month period bears to Fifteen Million Dollars, and (ii) return the balance of the Escrow Shares to FFS.


















                                                    Professional Marketing, Inc.
                                                  Amended and Restated Agreement
                                                      and Plan of Reorganization
                                                                          page 3

                                    ARTICLE 3
               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

         As a material inducement to FFS to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Shareholders, severally, represents and warrants to FFS as follows:

         3.1 Ownership of the Company Shares. He is the true and lawful owner of his Company Shares, has good title to and is the beneficial and record owner of his Company Shares, and has the absolute right to assign and transfer his Company Shares to FFS. His Company Shares will be conveyed to FFS free and clear of all Liens, claims, restrictions, covenants, conditions, pledges, options, encumbrances and rights of any Persons, other than pursuant to restrictions under applicable federal and state securities laws. He has not entered into any other agreement to sell or otherwise transfer his Company Shares, or entered into any agreement limiting the ability to vote or transfer his Company Shares. All of the Company Shares are duly authorized, validly issued, fully paid and non-assessable. There are no outstanding options, warrants, agreements, rights, conversion privileges or other agreements of any kind to acquire any share of capital stock in the Company, nor any outstanding rights or privileges to acquire any such interest. No share of capital stock of the Company has been registered under the Securities Act of 1933, as amended, nor under the securities laws of any state in which they were or may be offered for sale. The Company Shares constitute one hundred percent (100%) of the issued and outstanding capital stock of the Company.

         3.2 Organization of the Company. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State in which it was incorporated, (ii) has all requisite corporate power and authority to own all of its properties and assets and to carry on its business as it is now being conducted, (iii) is duly qualified to do business and is in good standing, and is duly licensed, authorized or qualified to transact business in each jurisdiction in which the ownership or lease of real property or the conduct of its business requires it to be so qualified, except where the failure to be so qualified or to be in good standing or to be duly licensed, authorized or qualified to transact business, would not, individually or in the aggregate, have a Material Adverse Effect on the Company, and (iv) has all federal, state and local government licenses, permits, approvals and other authorizations necessary to own its properties and assets and carry on its business as it is now being conducted, except where the failure to have such governmental licenses, permits, approvals or other authorizations would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

         3.3 Authority and Approval. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Shareholders. This Agreement is a legal, valid and binding obligation of the Shareholders, enforceable against each of the Shareholders in


                                                    Professional Marketing, Inc.
                                                  Amended and Restated Agreement
                                                      and Plan of Reorganization
                                                                          page 4
accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws or decisions relating to or affecting creditors' rights generally, by equitable limitations on its enforceability, and by other laws or decisions of general application relating to general principles of equity.

         3.4 No Conflict. The execution, delivery and performance of this Agreement by the Shareholders do not, and the consummation by the Shareholders of the transactions contemplated hereby and thereby will not, violate any provision of the Company's Articles of Incorporation or By-laws.

         3.5 Brokers. The Shareholders have not employed any investment banker, broker or finder in connection with the transactions contemplated hereby who might be entitled to a fee or other remuneration from the Shareholders, the Company or FFS. FFS acknowledges a claim by Dalmar, Inc. and agrees to indemnify the Company for all amounts in excess of Twenty-five Thousand Dollars in connection with the settlement or resolution of such claim.

         3.6 Litigation. To the Shareholders' best knowledge, except as set forth in Exhibit 3.6, there is no litigation, investigation or proceeding of or before any arbitrator, court, agency or governmental authority pending or threatened by or against the Company or affecting the Company Shares.

         3.7 Compliance with Laws. To the best knowledge of the Shareholders, the Company is in compliance with all laws, rules, regulations, orders, writs, injunctions and decrees to which it or any of its assets are subject, except where the failure would not have a Material Adverse Effect on the Company.

         3.8 No Undisclosed Liability. To the best knowledge of the Shareholders, there is no liability or obligation of any kind, whether accrued, absolute, fixed or contingent, of the Company that is not disclosed, reflected or reserved against in the Company's financial statements.


                                    ARTICLE 4
                      REPRESENTATIONS AND WARRANTIES OF FFS

         As a material inducement to the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, FFS represents and warrants to the Shareholders as follows:

         4.1 Ownership of the FFS Shares. FFS is the true and lawful owner of the FFS Shares, has good title to and is the beneficial and record owner of the FFS Shares, and has the absolute right to assign and transfer the FFS Shares to


                                                    Professional Marketing, Inc.
                                                  Amended and Restated Agreement
                                                      and Plan of Reorganization
                                                                          page 5
the Shareholders. The FFS Shares are owned by FFS and will be conveyed to The Shareholders free and clear of all Liens, claims, restrictions (except as required under Rule 144 of the Securities and Exchange Commission), covenants, conditions, pledges, options, encumbrances and rights of any Persons, other than pursuant to restrictions under applicable federal and state securities laws. The FFS Shares are common voting stock of FFS, eligible to vote in the election of corporate directors of FFS. The FFS Shares constitute approximately five and one-half percent (5.5%) of the issued and outstanding capital stock of FFS. FFS has not entered into any other agreement to sell or otherwise transfer the FFS Shares, nor has FFS entered into any agreement limiting the ability to vote or transfer the FFS Shares. All FFS Shares transferred pursuant to this Agreement are duly authorized, validly issued, fully paid and non-assessable, and are not subject to dilution except in the same proportion as all other shares of FFS, in connection with new issues for public distribution or for the purpose of facilitating an acquisition or merger.

         4.2 Organization of FFS. FFS (i) is a corporation duly organized, validly existing and in good standing under the laws of the State in which it was incorporated, (ii) has all requisite corporate power and authority to own all of its properties and assets and to carry on its business as it is now being conducted, (iii) is duly qualified to do business and is in good standing, and is duly licensed, authorized or qualified to transact business in each jurisdiction in which the ownership or lease of real property or the conduct of its business requires it to be so qualified, except where the failure to be so qualified or to be in good standing or to be duly licensed, authorized or qualified to transact business, would not, individually or in the aggregate, have a Material Adverse Effect on FFS, and (iv) has all federal, state and local government licenses, permits, approvals and other authorizations necessary to own its properties and assets and carry on its business as it is now being conducted, except where the failure to have such governmental licenses, permits, approvals or other authorizations would not, individually or in the aggregate, have a Material Adverse Effect on FFS.

         4.3 Authority and Approval. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of FFS. This Agreement is a legal, valid and binding obligation of FFS, enforceable against FFS in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws or decisions relating to or affecting creditors' rights generally, by equitable limitations on its enforceability, and by other laws or decisions of general application relating to general principles of equity.

         4.4 No Conflict. The execution, delivery and performance of this Agreement by FFS do not, and the consummation by FFS of the transactions contemplated hereby and thereby will not, violate any provision of FFS's Articles of Incorporation or By-laws.

         4.5 Brokers. FFS has not employed any investment banker, broker or finder in connection with the transactions contemplated hereby who might be


                                                    Professional Marketing, Inc.
                                                  Amended and Restated Agreement
                                                      and Plan of Reorganization
                                                                          page 6
entitled to a fee or other remuneration from the Shareholder, the Company or The Shareholders.

         4.6 Disclosure. No representation or warranty of FFS contained in this Agreement and no statement contained in any certificate, list, schedule, exhibit or other instruments furnished or to be furnished to the Shareholders pursuant hereto, or in any connection with the transaction contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact which is necessary in order to make the statements contained herein not misleading.

         4.7 Litigation. To FFS's best knowledge, there is no litigation, investigation or proceeding of or before any arbitrator, court, agency or governmental authority pending or threatened by or against FFS or affecting the FFS Shares.

         4.8 Compliance with Laws. To the best knowledge of FFS, FFS is in compliance with all laws, rules, regulations, orders, writs, injunctions and decrees to which it or any of its assets are subject, except where the failure would not have a Material Adverse Effect on FFS.

         4.9 No Undisclosed Liability. To the best knowledge of FFS, there is no liability or obligation of any kind, whether accrued, absolute, fixed or contingent, of FFS that is not disclosed, reflected or reserved against in the FFS financial statements.


                                    ARTICLE 5
                        COVENANTS OF FFS AND SHAREHOLDERS

         5.1 Mutual Cooperation. Following the execution of this Agreement, FFS and Shareholders agree:

           (a) If any event should occur, either within or without the knowledge or control of FFS or Shareholders, which would prevent fulfillment of the conditions to the obligations of any Party hereto, to use his or their commercially reasonable efforts to cure the same as expeditiously as possible; and

           (b) To cooperate fully with each other in preparing, filing, prosecuting and taking any other actions which are or may be reasonable and necessary to obtain the consent of any governmental instrumentality or any third party, to accomplish the transactions contemplated by this Agreement.

         5.2 Additional Covenants of FFS. FFS agrees that upon execution of this Agreement, it shall assume primary liability for the following obligations of the Company: long-term indebtedness in the amount of $50,000, (ii) the


                                                    Professional Marketing, Inc.
                                                  Amended and Restated Agreement
                                                      and Plan of Reorganization
                                                                          page 7
obligation of the Company under that certain lease agreement relating to the lease of the Company's premises at 261 South 1350 East, Lehi, Utah, and (iii) the acquisition of a predictive dialer for use by the Company upon mutually agreeable terms.


                                    ARTICLE 6
             CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SHAREHOLDERS

         The obligations of the Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or prior to the Effective Date of all of the following conditions, any of which may be waived by the Shareholders.

         6.1 Filings; Consents; Waiting Periods. All registrations, filings, applications, notices, transfers, consents, approvals, orders, qualifications, waivers and other actions of any kind required of any Persons in connection with the consummation of the transactions contemplated in this Agreement have been filed, made or obtained and all applicable waiting periods shall have expired or been terminated.

         6.2 Deliveries by FFS. FFS shall have made delivery to the Shareholders of the documents and items specified in Section 8.3.

         6.3 Representations and Warranties of FFS. All representations and warranties made by FFS in this Agreement shall be true and correct on and as of the Effective Date, as if made by FFS on and as of that date.

         6.4 Performance of Obligations of FFS. FFS shall have performed and complied with the covenants, agreements, obligations and conditions required by this Agreement to be performed or complied with by FFS at or prior to the Effective Date.

         6.5 Absence of Action Restraining or Affecting Transaction. No action or proceeding by any Person or court shall have been instituted or threatened to restrain or prohibit the consummation of the transactions contemplated by this Agreement.

                                    ARTICLE 7
                   CONDITIONS PRECEDENT TO OBLIGATIONS OF FFS

         The obligations of FFS to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or prior to the Effective Date of all of the following conditions, any of which may be waived by FFS:

         7.1 Filings;  Consents;  Waiting Periods.  All registrations,  filings,


                                                    Professional Marketing, Inc.
                                                  Amended and Restated Agreement
                                                      and Plan of Reorganization
                                                                          page 8
applications, notices, transfers, consents, approvals, orders, qualifications, waivers and other actions of any kind required of any Persons in connection with the consummation of the transactions contemplated in this Agreement have been filed, made or obtained and all applicable waiting periods shall have expired or been terminated.

         7.2 Deliveries by the Shareholders. The Shareholders shall have made delivery to FFS of the documents and items specified in Section 8.2.

         7.3 Representations and Warranties of the Shareholders. All representations and warranties made by the Shareholders in this Agreement shall be true and correct on and as of the Effective Date, as if made by the Shareholders on and as of that date.

         7.4 Performance of Obligations of the Shareholders. The Shareholders shall have performed and complied with all the covenants, agreements, obligations and conditions required by this Agreement to be performed or complied with by the Shareholders at or prior to the Effective Date.

         7.5 Absence of Action Restraining or Affecting Transaction. No action or proceeding by any Person or court shall have been instituted or threatened to restrain or prohibit the consummation of the transactions contemplated by this Agreement.


                                    ARTICLE 8
                                   TERMINATION

         8.1 Events of Termination. Notwithstanding any provision to the contrary herein, this Agreement may be terminated at any time on or prior to the Effective Date:

           (a)  By mutual written consent of the Shareholders and FFS;

           (b) By either  the  Shareholders  or FFS in the event any  federal or
state  agency  having   jurisdiction  over  the  approval  of  the  transactions
contemplated hereby disapproves of any part of such transactions.


                                    ARTICLE 9
                            MANAGEMENT OF THE COMPANY

         9.1 Management. FFS will appoint either Mr. Stahura or Mr. Thorne to the Board of Directors of FFS, upon assurance of appropriate corporate indemnities, insurance and protection for directors. Mr. Stahura and Mr. Thorne


                                                    Professional Marketing, Inc.
                                                  Amended and Restated Agreement
                                                      and Plan of Reorganization
                                                                          page 9
will retain their existing positions as officers of the Company, and shall have full authority to continue to operate the Company under the supervision of the Board of Directors and in accordance with the Articles of Incorporation and the By-laws of the Company. FFS agrees to appoint a three-person Board of Directors for the Company, consisting of two Directors nominated by the Shareholders, and one person nominated by FFS. In accordance with an employment agreement to be executed between the Company and each of Mr. Stahura and Mr. Thorne, Mr. Stahura and Mr. Thorne will be entitled to retain their existing positions as officers of the Company for a period of at least five years, and they shall not be removed from their positions for any reason other than for gross malfeasance. They shall have full authority to continue to operate the Company under the supervision of the Board of Directors, and in accordance with the Articles of Incorporation and the By-laws, of the Company and this Agreement. The headquarters of the Company shall remain in Utah. FFS agrees to permit the Company to budget at least 3% of its annual gross revenues for the purpose of financing capital improvements and expansion, based on an annual budget to be approved by the Board of Directors of the Company from time to time.

         9.2 Financial Management. FFS agrees that it will permit the Company to operate autonomously so long as the Board of Directors of the Company meets its obligation to exercise good business judgment and to fulfill its obligations to shareholders as set forth in the By-laws of the Company. FFS agrees not to adopt a dividend policy for the Company inconsistent with the provisions of this Agreement.

         9.3 Compensation Policy. The Company shall enter into employment agreements with Mr. Stahura and Mr. Thorne, and other key employees, providing for compensation consistent with the provisions of Exhibit 9.3.

         9.4 Actions Requiring Unanimous Consent. Notwithstanding any other requirement set forth herein or the Articles of Incorporation of the Company, the Parties expressly agree that a unanimous vote of all of the directors of the Company who form a quorum of Directors convened to discuss such issues, after due notice, shall be obtained before any of the following actions shall be taken by the Company: (a) the appointment of any new or replacement Directors of the Company; (b) the issuance of any shares, or of any warrants or debentures, options or rights in or to shares of the common or other capital stock of the Company; (c) any pledge, mortgage, sale, lease or other transfer, except in normal course of business or as part of a complete dissolution or winding up, or any material portion of its business; (d) any merger, consolidation or amalgamation with or into another company or corporation; (e) any change to, or the conduct of any business outside, the general business of the Company; (f) the incurring of any indebtedness to any third person or entity for borrowed funds or for the deferred purchase price of purchased goods, or any other indebtedness of any kind, except as otherwise permitted herein; (g) the extension of credit to any one debtor in an amount exceeding US$250,000 or its equivalent in another currency; (h) the agreement of the Company to waive or not enforce any rights it may have under any agreements, or in respect of


                                                    Professional Marketing, Inc.
                                                  Amended and Restated Agreement
                                                      and Plan of Reorganization
                                                                         page 10
transactions to which it may be a party; (i) the adoption of any dividend policy calling for the payment of dividends greater than the amounts required to meet the objectives of this Agreement, or any departure from the dividend policies set forth herein or in any of the Articles of Incorporation; provided, however, that the Board of Directors of the Company may establish the initial dividend policy consistent with the terms of this Agreement; or (j) any change in the outside auditors of the Company.

         9.5 Competition; Corporate Opportunity. Mr. Stahura and Mr. Thorne agree they will provide adequate time, good faith and best efforts in managing the operations of the Company in accordance with a business plan to be adopted by the Company (as amended from time to time, the "Company Business Plan"), and consistent with the overall business plan of FFS (the "FFS Business Plan") (the Company Business Plan and the FFS Business Plans being referred to collectively as the "Business Plans"). With respect to any business or investment opportunity falling within the scope of the Business Plans, Mr. Stahura and Mr. Thorne agree to present such opportunity to the board of directors of the Company or of FFS, as the case may be. Such investment or business opportunity shall be undertaken by the Company or by FFS only upon approval of a majority of the disinterested directors. If FFS or the Company elect not to undertake such opportunity, then Mr. Stahura and Mr. Thorne shall be free to undertake any such investment upon the following terms: Mr. Stahura and Mr. Thorne agree to provide to the Company and to FFS a right to invest in such proposed business venture with Mr. Stahura and Mr. Thorne, on a basis to be determined by the circumstance of such proposed venture but in no case less favorable to the Company or to FFS, as the case may be, than the opportunity available to Mr. Stahura and Mr. Thorne. Such notice shall be written and shall set forth sufficient information, and shall allow a reasonable time under the circumstances, to permit adequate deliberation. FFS shall have a right, at any time before, or up to sixty days after, the date of such investment, to invest in up to a 50% participation in any such opportunity by contributing up to 50% of the overall capital investment, in the same or equivalent type of cash, goods or services and upon the same terms and conditions of the participation by Mr. Stahura and Mr. Thorne. In any such case, whether or not FFS elects to participate in such business opportunity, (i) Mr. Stahura and Mr. Thorne shall not, without the approval of FFS, utilize employees, assets (including lists of prospective customers, good will and intellectual property) of the Company or its affiliates, and (ii) the proposed venture shall be conducted in a manner that does not devalue FFS or its affiliates or deprive them of business opportunities within their scope.


                                   ARTICLE 10
                                  MISCELLANEOUS

         10.1 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party.


                                                    Professional Marketing, Inc.
                                                  Amended and Restated Agreement
                                                      and Plan of Reorganization
                                                                         page 11

         10.2 Governing Law; Arbitration. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah without reference to the choice of law principles thereof. Any controversy or claim arising out of or in connection with this Agreement shall be finally settled in accordance with the Commercial Arbitration Rules and supplementary procedures for commercial arbitrations of the American Arbitration Association (the "AAA") then in force, by submitting such dispute for binding arbitration before a jointly-designated arbitrator. If the Parties are unable to agree on a single arbitrator, then such binding arbitration shall be conducted before a panel of three arbitrators that shall be chosen as follows: each Party shall designate one arbitrator and such arbitrators shall designate a third arbitrator. This arbitration provision shall be deemed to be self-executing, and in the event that either Party fails to appear at any properly noticed arbitration proceeding award may be entered against such Party notwithstanding such failure to appear. Any award granted by such arbitral panel shall be self-executing, to the greatest extent permitted by applicable law, and in any case shall be eligible for entry of judgment and for enforcement by a court of appropriate and competent jurisdiction. The location or site of such arbitration proceeding shall be (i) Salt Lake City, Utah, or
(ii) another location mutually accept able to the Parties, or (iii) if for any reason it is or becomes impossible or impracticable for the Parties to conduct arbitration proceedings in Salt Lake City, Utah and the Parties are unable to agree on another location, then at a location determined by the American Arbitration Association. Nothing in this Section shall be construed or deemed to prevent either party from seeking injunctive relief pursuant to the terms hereof in a court of appropriate jurisdiction.

         10.3 Expenses. Except as set forth in this Agreement, FFS and the Shareholders shall be responsible for their own legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

         10.4 Notices. All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and (i) delivered personally, (ii) sent by certified mail, postage prepaid, (iii) sent by overnight courier or (iv) sent by facsimile transmission, to the appropriate address as set forth below. Notices to the Shareholders shall be addressed to:

                  Steven G. Thorne
                  Robert Stahura
                  Professional Marketing, Inc.
                  261 South 1350 East
                  Lehi, Utah 84043
                    Telephone:  (801) 768-8088
                    Facsimile:  (801) 768-3250

or at such other address and to the attention of such other person as Shareholders or the Company may designate by notice to FFS. Notices to FFS shall be addressed to:


                                                    Professional Marketing, Inc.
                                                  Amended and Restated Agreement
                                                      and Plan of Reorganization
                                                                         page 12

                  Fortune Financial System, Inc.
                  1200 West State Road 434
                  Longwood, FL 32750
                  Attention: Mr. James Byrd
                  Telephone:  (407) 331-1272
                  Facsimile:  (407) 331-3327

or at such other address and to the attention of such other person as FFS may designate by notice to Shareholders.

         Any notice hereunder shall be deemed to have been served or given as of
(a) the date such notice is personally delivered, (b) three business days after it is mailed certified U.S. mail, First Class postage prepaid, (c) one business day after it is sent for overnight delivery by Federal Express or similar next-day courier, or (d) the same day as it is sent by facsimile transmission with confirmation of receipt.

         10.5 Successors and Assigns. The rights and obligations of any Party to this Agreement shall not be assignable by such Party without the prior written consent of all other Parties. Notwithstanding the previous sentence, this Agreement may be assigned by FFS to any Affiliate of FFS without the Shareholders's prior written consent; provided, however, no such assignment shall have the effect of releasing or reducing the obligations of FFS pursuant to this Agreement, FFS Related Documents, or any other instruments, agreements or covenants provided in or contemplated by this Agreement. This Agreement shall inure to the benefit and shall be binding upon the respective successors and permitted assigns of the Parties, including without limitation upon the Company as the successor to FFS following its merger into the Company after the Closing date. Nothing herein expressed or implied is intended to confer upon any person, other than to the Parties or their respective heirs, personal representatives, successors or permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         10.6 Headings. The headings contained in this Agreement are solely for convenience of reference and shall not affect its interpretation.

         10.7 Severability of Provisions. In the event that any of the provisions contained herein would be held to be invalid, prohibited or unenforceable in any jurisdiction for any reason because of the scope, duration or area of its applicability or for other reasons, unless narrowed by construction, such provision shall for purposes of such jurisdiction only, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable (or if such language cannot be drawn narrowly enough, the court making any such determination shall have the power to modify, to the extent necessary to make such provision or provisions enforceable in such jurisdiction, such scope, duration or area or all of them, and such provision shall then be applicable in


                                                    Professional Marketing, Inc.
                                                  Amended and Restated Agreement
                                                      and Plan of Reorganization
                                                                         page 13
such modified form). If, notwithstanding the foregoing, any such provision would be held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, such provision, as to such jurisdiction only, shall be ineffective to the extent of such invalidity, prohibition or unenforceability, without invalidating the remaining provisions. No narrowed construction, court-modification or invalidation of any provision shall affect the construction, validity or enforceability of such provision in any other jurisdiction. Subject to the foregoing, in case any one or more of the provisions contained in this Agreement or any other documents executed in connection herewith should be invalid, illegal or unenforceable in any respect, the validity, legality and unenforceability of the remaining provisions contained herein and therein shall not be affected in any way thereby.

         10.8 Gender. Whenever in this Agreement any masculine, feminine or neuter pronoun is used, such pronouns shall also include the other genders whenever required by the context.

         10.9 Further Assurances. The Shareholders and FFS shall each execute and deliver instruments and take such other actions as may be reasonably required in order to carry out the intent of this Agreement.

         10.10 Public Announcement. Neither FFS, Shareholders nor the Company shall make any announcement or issue any press release relating to this Agreement or the transactions contemplated hereby without the consent of the other Parties.

         10.11 Amendment; Waiver. This Agreement may be amended, modified, superseded or canceled, and any of its terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by FFS and the Shareholders or, in the case of a waiver, by the Party waiving compliance. The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same. No waiver by any Party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

         10.12 Litigation. In the event litigation or arbitration is instituted between or among any of the Parties with respect to all or any part of this Agreement, the prevailing Party therein shall be entitled to recover, in addition to all other relief obtained, its costs, expenses and fees, including reasonable attorneys' fees incurred in such litigation.

         IN WITNESS WHEREOF, this Amended and Restated Agreement and Plan of Reorganization has been signed by or on behalf of the Parties as of the day and year first above written.


                                                    Professional Marketing, Inc.
                                                  Amended and Restated Agreement
                                                      and Plan of Reorganization
                                                                         page 14

Shareholders


/s/ Robert A. Stahura
---------------------
Robert Stahura

/s/ Steven G. Thorne
--------------------
Steven Thorne


Fortune Financial Systems, Inc.

/s/ James S. Byrd
-----------------
James S. Byrd, Jr.
President












                                                    Professional Marketing, Inc.
                                                  Amended and Restated Agreement
                                                      and Plan of Reorganization
                                                                         page 15

                                   Schedule 1



Name:                      No. of Company Shares:    Percentage of Issued and
                                                     Outstanding share of the
                                                     Company:


Robert A. Stahura          _____________________     ______________________


Steven G. Thorne           _____________________     ______________________

















                                                    Professional Marketing, Inc.
                                                  Amended and Restated Agreement
                                                      and Plan of Reorganization
                                                                         page 16

                                   Exhibit 3.6
                              Claims and Litigation


1.       DALMAR ENTERPRISES, INC. v. FORTUNE 21, PROFESSIONAL MARKETING,
         INC., ROBERT A. STAHURA, and STEVEN G. THORNE, Civil No. 970903709CVD, Third District Court.

2. Home Business Technology. The Company processed approximately $2 million in sales of products and services sold by Home Business Technology, a company affiliated with Mr. Ed Beckley ("HBT"). HBT has come under investigation by the Iowa Attorney General's office. The Company has received no notice that any of its activities in connection with such sales are under investigation.

3. Joint inquiry from Utah Attorney General and the Federal Trade Commission regarding complaint by Mr. Thomas Markland.



















                                                    Professional Marketing, Inc.
                                                  Amended and Restated Agreement
                                                      and Plan of Reorganization
                                                                         page 17

                                   Exhibit 9.3

         Employment Compensation Policy. For so long as Mr. Stahura or Mr. Thorne remains employed by the Company,

         1. Each of them remaining so employed shall be entitled to receive compensation from the Company, as follows: Monthly salary of $12,500, payable at the beginning of each calendar month, plus an amount equal to 1.5% of gross sales for such month, as determined within five days after the end of such month; provided that the total of such compensation shall not, unless otherwise approved by the Board of Directors of the Company, exceed $400,000 each, in any fiscal year.

         2. At least forty percent (40%) of net pre-tax profits shall be available to the Company to provide bonus compensation to employees of the Company, at least fifty percent of which shall be designated for each of them remaining so employed.




















                                                    Professional Marketing, Inc.
                                                  Amended and Restated Agreement
                                                      and Plan of Reorganization
                                                                         page 18